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                                                                   EXHIBIT 10.14

                    FIRST AMENDMENT TO ORIGEN FINANCIAL, LLC
                            CAPITAL ACCUMULATION PLAN

        THIS FIRST AMENDMENT TO ORIGEN FINANCIAL, LLC CAPITAL ACCUMULATION PLAN (the "First Amendment"), made effective as of November 14, 2003 (the "Effective Date") by Origen Financial, LLC, 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034, a Delaware limited liability company (the "Company" or the "Employer"),

        WITNESSETH THAT:

        WHEREAS, Article 9 of the Origen Financial, LLC Capital Accumulation Plan (herein the "Plan") provides in part that the Company may amend the Plan on a prospective basis at any time, provided that no such amendment shall adversely affect a Participant's entitlement to benefits which are vested; and

         WHEREAS, the Company desires to amend the Plan as provided herein;

         NOW, THEREFORE, in consideration of these premises, the Company hereby amends the Plan, on a prospective basis, as follows:

         1. For all purposes of the Plan, the Company's address is hereby changed to the following: 27777 Franklin Road, Suite 1700, Southfield, MI 48034.

         2. The first sentence of Section 3 (titled "Eligibility and Participation") of the Plan is hereby deleted so that one year of full-time employment shall no longer be a condition of participation.

         3. Section 6e (titled "Obligation of the Company Under This Plan if the Company Forfeits its Interest in Split-Dollar Plan") of the Plan is hereby amended (after the title) to read as follows:

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         In the event the Company forfeits all of its rights in a life insurance policy (the "Policy") insuring an Employee subject to that certain Origen Financial, LLC Split-Dollar Plan dated November 14, 2001, or that certain Origen Financial, LLC Endorsement Split-Dollar Plan dated November 14, 2003 (the "Split-Dollar Plans") under Section 13 of either Split-Dollar Plan (for failure to pay premiums due) the only obligation of the Company under this Plan to the Employee shall be to pay to the Employee in a lump sum within ninety (90) days of the Company's forfeiture under the Split-Dollar Plan an amount equal to the vested portion of the Employee's Target Benefit Amount in excess of the cash surrender value of the Policy transferred to the Employee under Section 13 of the applicable Split-Dollar Plan.

         4.       No other changes are hereby made to the Plan.

         IN WITNESS WHEREOF, the Company has executed this First Amendment as of the Effective Date.

                                         ORIGEN FINANCIAL, LLC

                                         By: /s/ W. Anderson Geater
                                             ---------------------------
                                             Print Name: W. Anderson Geater, Jr.
                                             Print Title: Chief Finacial Officer

                                                        "Company"

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